                                                                 EXHIBIT 3.27(a)

                           ARTICLES OF INCORPORATION
                                      OF
                  PHYSICIAN COMPETITIVE RESOURCE CORPORATION

     The undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the Corporation:

     1.   NAME.  The name of the Corporation is Physician Competitive Resource
          ----
Corporation.

     2.   DURATION.  The period of its duration is perpetual.
          --------

     3.   PURPOSE.  The purpose for which the Corporation is organized is the
          -------
transaction of any or all lawful business.

     4.   CAPITAL STOCK.  The corporation shall have the authority to issue two
          -------------
classes of shares, to be designated "common" and "preferred." The aggregate number of shares of capital stock that the Corporation has authority to issue is 55,000,000 shares, which shall consist of 50,000,000 shares of common stock, having no par value, and 5,000,000 shares of preferred stock, having no par value.

     5.   DIRECTORS TO ESTABLISH SERIES.  The shares of preferred stock
          -----------------------------
authorized by these Articles of Incorporation may be issued from time to time in one or more series, as may be established from time to time by the Board of Directors. The Board of Directors is hereby authorized to establish series of unissued shares of preferred stock and to fix or alter the designations, preferences, limitations, and relative rights, including without limitation voting rights, dividend rates, conversion rights, rights and terms of redemption (along with any sinking fund provisions), and liquidation preferences, of the shares of any series of preferred stock, and the number of shares constituting any such series.

     6.   DENIAL OF PREEMPTIVE RIGHTS.  Except as expressly provided by
          ---------------------------
contract, no holder of shares of stock of the Corporation shall have any preemptive or other right to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures, or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock. Such additional shares of stock and such warrants, options, bonds, debentures, or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful considerations, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

     7.   NON-CUMULATIVE VOTING.  Cumulative voting by the shareholders of the
          ---------------------
Corporation at any election for directors is expressly prohibited.

     8.   PURCHASE OF SHARES.  The Corporation may purchase, directly or
          ------------------
indirectly, its own shares to the extent of the surplus of the Corporation.

     9.   COMMENCEMENT OF BUSINESS.  The Corporation will not commence business
          ------------------------
until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

     10.  REGISTERED OFFICE AND AGENT.  The street address of the initial
          ---------------------------
registered office of the Corporation is 3320 Live Oak, Suite 700, Dallas, Texas 75204, and the name of the Corporation's initial registered agent at that address is Merrick H. Reese.

     11.  INITIAL DIRECTORS.  The number of directors constituting the initial
          -----------------
Board of Directors is one (1), and the name and address of such person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

                               NAME                        ADDRESS
                               ----                        -------
                         Merrick H. Reese          3720 Live Oak, Suite 700
                                                   Dallas, Texas 75204

     12.  INCORPORATOR.  The name and address of the incorporator are Merrick H.
          ------------
Reese, 3320 Live Oak, Suite 700, Dallas, Texas 75204.

     13.  INTERESTED DIRECTORS, OFFICERS AND SECURITY HOLDERS.  No contract or
          ---------------------------------------------------
transaction between the Corporation and one or more of its directors, officers, or security holders, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors, officers, or security holders are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director, officer, or security holder is present at or participates in the meeting of the Board of Directors, a committee thereof, or shareholders which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

Interested directors shall be counted in determining the presence of a quorum at a meeting of the Board of Directors, a committee thereof, or shareholders which authorizes the contract or transaction.

     14.  INDEMNITY.  The Corporation shall indemnify each person who is or was
          ---------
a director, officer, employee or agent of the Corporation to the fullest extent permitted by the Texas Business corporation Act, as the same exists or may hereafter be amended, but such indemnification shall not be deemed exclusive of any other rights to which any director, officer, employee or agent may be entitled. The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation as permitted by the Texas Business Corporation Act, as amended.

     15.  LIMITATION ON DIRECTOR LIABILITY.  A director of the Corporation shall
          --------------------------------
not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent otherwise expressly provided by the Texas Miscellaneous Corporation Laws Act and the Texas Business Corporation Act, as such statutes now exist or may hereafter be amended. Any repeal or modification of this Article or adoption of any other provision of these Articles of Incorporation inconsistent with this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation of the liability of a director of the Corporation existing at the time of such repeal, modification, or adoption of an inconsistent provision.

     16.  BYLAWS.  The initial bylaws shall be adopted by the Board of
          ------
Directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws is vested exclusively in the Board of Directors.

     17.  ACTION BY SHAREHOLDERS WITHOUT A MEETING.  Any action required by the
          ----------------------------------------
Texas Business Corporation Act or the Corporation's bylaws to be taken at a meeting of the shareholders, or any action which may be taken at any meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     18.  VOTE REQUIRED FOR CERTAIN MATTERS.  With respect to any matter for
          ---------------------------------
which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the affirmative vote of the holders of a majority of the shares entitled to vote on such matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act, shall be the act of the shareholders.

     19.  VOTE REQUIRED IN ELECTION OF DIRECTORS.  A director shall be elected
          --------------------------------------
only if the director either (i) receives the vote of the holders of a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present or (ii) is elected by written consent of the holders of a majority of the shares entitled to vote in the election of directors.

     20.  SPECIAL MEETING OF SHAREHOLDERS.  Special meetings of the shareholders
          -------------------------------
of the Corporation may be called only by the Chief Executive Officer or the Board of Directors at the request of the holders of at least thirty (30%) percent of all the issued and outstanding shares entitled to vote at the proposed meeting.

     IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of June, 1993.



                                    _____________________________________
                                    Merrick H. Reese

                             ARTICLES OF AMENDMENT
                                      OF
                  PHYSICIAN COMPETITIVE RESOURCE CORPORATION

     Pursuant to Article 4.04 of the Texas Business Corporation Act, Physician Competitive Resource Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

     1.  Name.  The name of the corporation is Physician Competitive Resource
         ----
Corporation.

     2.  Amendment.  The following amendment to the Articles of Incorporation
         ---------
was adopted by the shareholders of the corporation as of April 5, 1994:

               (a) Article 1 of the Articles of Incorporation is amended in its entirety to read as follows:

                      1.   Name.  The name of the corporation is Physician
                           ----
                      Reliance Network, Inc.

     3.  Voting of Shares.  The number of shares of common stock and preferred
         ----------------
stock of the corporation outstanding at the time of such adoption was 10,000,000; the number of common shares and preferred shares entitled to vote thereon was 10,000,000; and the holders of a majority of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment as permitted by the Articles of Incorporation of the corporation.

     4.  Exchange, Reclassification or Cancellation.  The amendment set forth in
         ------------------------------------------
Section 2 hereof does not provide for any exchange, reclassification, or cancellation of issued shares.

     5.  Change in Stated Capital.  The amendment set forth in Section 2 hereof
         ------------------------
does not effect a change in the amount of stated capital.

     Adopted as of April 5, 1994.

                              PHYSICIAN COMPETITIVE RESOURCE
                              CORPORATION


                              By:______________________________________
                                 Merrick H.  Reese, President

                              ARTICLES OF MERGER

                                      OF

                         DIAGNOSTIC ACQUISITION, INC.

                                     INTO

                       PHYSICIAN RELIANCE NETWORK, INC.

     Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned domestic corporations adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Part Five of the Texas Business Corporation Act:

     1. The names of the corporations participating in the merger and the States under the laws of which they arc respectively organized are as follows:

     NAME OF CORPORATION                            STATE
     -------------------                            -----

     Diagnostic Acquisition, Inc.                   Texas

     Physician Reliance Network, Inc.               Texas

     2. An Agreement and Plan of Merger has been approved in accordance with the provisions of Article 5.03 of the Texas Business Corporation Act by (a) American Oncology Resources, Inc., a Delaware corporation, as the sole shareholder of Diagnostic Acquisition, Inc.; and (b) the holders of at least two-thirds of the outstanding common stock of Physician Reliance Network, Inc.

     3. The Articles of Incorporation of Physician Reliance Network, Inc., the surviving corporation, are hereby amended as follows:

     A. The first amendment alters or changes Article 3 of the original or amended Articles of Incorporation and the full text of each provision altered is as follows:

                                 "ARTICLE III

                                    Purpose

               The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Act."

     B. The second amendment alters or changes Articles 4,5,6 and 7 of the Articles of Incorporation, as amended and replaces such articles with the following Article W, and the full text of which is as follows.

                                  "ARTICLE IV

                                 Capital Stock

               Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000 with a par value per share of $0.01. The shares are designated as Common Stock and have identical rights and privileges in every respect.

               Section 2. Preemptive Rights. No shareholder of the Corporation shall by reason of his holding shares in the Corporation possess a preemptive and preferential right to purchase or subscribe to additional, unissued or treasury shares of any class of the Corporation, now or here after to be authorized, and any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized.

               Section 3. Cumulative Voting. Directors shall be elected by majority vote. Cumulative voting is expressly denied."

     C. The third amendment alters or changes Article 8 of the Articles of Incorporation, as amended, and the full text of each provision altered is as follows:

                                 "ARTICLE VIII

                              Purchase of Shares

               The Corporation may purchase directly or indirectly its own shares to the extent the money or other property paid or the indebtedness issued therefore does not (i) render the Corporation unable to pay its debts as they become due in the usual course of business or (ii) exceed the surplus of the Corporation, as defined in the Act. Notwithstanding the limitations contained in the preceding sentence, the Corporation may purchase any of its own shares for the following purposes, provided that the net assets of the Corporation, as defined in the Act, are not less than the amount of money or other property paid or the indebtedness issued therefor: (i) to eliminate fractional shares; (ii) to collect or compromise indebtedness owed by or to the Corporation; (iii) to pay dissenting shareholders entitled to payment for their shares under the Act; and (iv) to effect the purchase or redemption of redeemable shares in accordance with the Act."

     D. The fourth amendment alters or changes Article 9 of the Articles of Incorporation, as amended, by replacing such article with the following Article V, and the full text of which is as follows:

                                  "ARTICLE V

                 Initial Consideration for Issuance of Shares

               The Corporation will not commence business until it has received for the issuance of ha shares consideration of the value of

          One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received."

     E. The fifth amendment alters or changes Article 10 of the Articles of Incorporation, as amended, by replacing such article 10 with the following
Article VI and the full text of which is as follows:

                                  "ARTICLE VI

                          Registered Office and Agent

               The address of the registered office of the Corporation is 800 Brazos, Suite 1100, Austin, Texas 78701, and the name of the initial registered agent of the Corporation at such address is Capitol Corporate Services, Inc."

     F. The sixth amendment alters or changes Article 11 of the Articles of Incorporation, as amended, by replacing such Article 11 with the following
Article VII, the full text of which is as follows:

                                 "ARTICLE VII

                              Board of Directors

               The number of directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws; but no decrease shall have the effect of shortening the term of any incumbent director. The number constituting the initial Board of Directors is three (3), and the name and address of each person who is to serve as a director until the first annual meeting of shareholders, or until their successors are elected and qualified, is as follows:

               Name                                           Address

       R. Dale Ross                             16825 Northchase, Suite 1300
                                                Houston, Texas 77060

       Lloyd Everson                            16825 Northchase, Suite 1300
                                                Houston, Texas 77060

       Fred Pounds                              16825 Northchase, Suite 1300
                                                Houston, Texas 77060

     G. The seventh amendment deletes all of Article 13 of the original or amended Articles of Incorporation. The part that was deleted reads as follows.

          "13. INTERESTED DIRECTORS, OFFICERS AND SECURITY HOLDERS. No contract
               ---------------------------------------------------
     or transaction between the Corporation and one or more of its directors, officers, or security holders, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors, officers, or security holders axe directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director, officer, or security holder is present at or participates in the meeting of the Board of Directors, a committee thereof, or shareholders which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

          Interested directors shall be counted in determining the presence of a quorum at a meeting of the Board, of Directors, a committee thereof; or shareholders which authorizes the contract or transaction."

     H. The eighth amendment alters or changes Articles 14 and 15 of the Articles of Incorporation, as amended, by replacing them with the following
Article X, the full text of which is as follows.

                                  "ARTICLE X

                                Indemnification

               The Corporation shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by Texas law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for, on behalf of, or at the request of, the Corporation, against any liability or expense actually or reasonably incurred by such person in respect thereof.

               No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for: (i) a breach of a director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressly provided for by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend. If the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act (hereinafter referred to collectively as the "Corporation Act) hereafter are amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Corporation Acts. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

     I. The ninth amendment alters or changes Article 16 of the Articles of Incorporation, as amended, by replacing such Article 16 with the following
Article IX, the full text of which is as follows.

                                  "ARTICLE IX

                                    Bylaws

               The initial Bylaws of the Corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws is vested in the Board of Directors, subject to repeal or change by action of the shareholders of the Corporation"

     J. The tenth amendment deletes all of Articles 17, 18, 19 and 20 of the original or amended Articles of Incorporation. The part that was deleted reads as follows:

          "17. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required by
               ----------------------------------------
     the Texas Business Corporation Act or the Corporation's bylaws to be taken at a meeting of the shareholders, or any action which may be taken at any meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

          18.  VOTE REQUIRED FOR CERTAIN MATTERS. With respect to any matter for
               ---------------------------------
     which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the affirmative vote of the holders of a majority of the shares entitled to vote on such matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act, shall be the act of the shareholders.

          19.  VOTE REQUIRED IN ELECTION OF DIRECTORS. A director shall be
               --------------------------------------
     elected only if the director either (i) receives the vote of the holders of a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present or (ii) is elected by written consent of the holders of a majority of the shares entitled to vote in the election of directors.

          20.  SPECIAL MEETING OF SHAREHOLDERS. Special meetings of the
               -------------------------------
     shareholders of the Corporation may be called only by the Chief Executive Officer or the Board of Directors at the request of the holders of at least thirty (30%) percent of all the issued and outstanding shares entitled to vote at the proposed meeting."

     4. An executed Agreement and Plan of Merger is on file at the principal place of business of each of the corporations participating In the merger at the following addresses:

     Diagnostic Acquisition, Inc.               16825 Northchase Dr., Suite 1300
                                                Houston, Texas 77060

     Physician Reliance Network, Inc.           5420 LBJ Freeway, Suite 900
                                                Dallas, Texas 75240

     5. A copy of the Agreement and Plan of Merger will be furnished by Physician Reliance Network Inc., the surviving entity, without charge to any shareholder of Diagnostic Acquisition, Inc. or Physician Reliance Network, Inc. and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

     6. As to each of the undersigned corporations, the number of shares outstanding, the designation and number of outstanding shires of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on such Agreement and Plan of Merger are as follows:

                                                                       Entitled to Vote as a Class
                                                                       ---------------------------
                                        Number of Shares         Designation of
Name of Corporation                        Outstanding               Class              Number of Shares
-------------------                        -----------               -----              ----------------
Diagnostic Acquisition, Inc.               10,000,000               Common                 10,000,000

Physician Reliance Network, Inc.           51,895,721               Common                 51,895,721

     7. As to each of the undersigned corporations, the total number of shares, not entitled to vote only as a class, voted for and against the Agreement and Plan of Merger, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of each such class voted for and against the Agreement and Plan of Merger, respectively, are as follows:

                                                                                     Number of Shares
                                                                          Entitled to Vote as a Class
                                                                          ---------------------------
                                                Total Voted                                 Number Voted
Name of Corporation                         For         Against            Class        For          Against
-------------------                         ---         -------            -----        ---          -------
Diagnostic Acquisition, Inc.            10,000,000          -0-           Common    10,000,000            -0-
Physician Reliance Network, Inc.        37,928,930    1,457,088           Common    37,928,930      1,457,088

     8. Physician Reliance Network, Inc. will be responsible for the payment of all fees and franchise taxes as required by law and Physician Reliance Network, Inc. will be obligated to pay such fees and taxes if the same are not timely paid.

     9. The merger will become effective upon filing of these Articles of Merger with the Secretary of State of Texas and issuance of the Certificate of Merger by the Secretary of State of Texas.

     Dated: June 15, 1999

                                        DIAGNOSTIC ACQUISITION, INC., a Texas
                                        corporation

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        PHYSICIAN RELIANCE NETWORK, INC.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________